EXHIBIT 2.1

                            ARTICLES OF INCORPORATION
                                       OF
                         AMERICAN-ENERGY SERVICES, INC.

     The undersigned natural person of the age of eighteen (18) years or more, a citizen of the State of Texas, acting as an incorporator of a corporation (hereinafter referred to as the "Corporation") under the Texas Business Corporation Act (the "TBCA"), hereby adopts the following Articles of Incorporation for the Corporation:

                                   ARTICLE I.

                                      NAME

     The name of the Corporation is AMERICAN ENERGY SERVICES, INC.

                                   ARTICLE II.

                                    DURATION

     The period of the duration of the Corporation is perpetual.

                                   ARTICLE II.

                                     PURPOSE

     The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the TBCA.

                                   ARTICLE IV.

                                  CAPITAL STOCK

     Section 1. AUTHORIZED SHARES. The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares of voting Common Stock of $.001 par value each.

     Section 2. PREEMPTIVE RIGHTS DENIED. No shareholder shall have any preemptive right to acquire any additional unissued or treasury shares of the Corporation of any class now or hereafter authorized or held.

     Section 3. CUMULATIVE VOTING DENIED. Shareholders of the Corporation shall not have the right to accumulate their votes at any election of directors. At each such election of directors, each shareholder shall be entitled to vote in person or by proxy the number of shares

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                            ARTICLES OF INCORPORATION
                                       OF
                         AMERICAN ENERGY SERVICES, INC.

     The undersigned natural person of the age of eighteen (18) years or more, a citizen of the State of Texas, acting as an incorporator of a corporation (hereinafter referred to as the "Corporation") under the Texas Business Corporation Act (the "TBCA"), hereby adopts the following Articles of Incorporation for the Corporation:

                                   ARTICLE I.

                                      NAME

     The name of the Corporation is AMERICAN ENERGY SERVICES, INC.

                                   ARTICLE II.

                                    DURATION

     The period of the duration of the Corporation is perpetual.

                                   ARTICLE II.

                                     PURPOSE

     The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the TBCA.

                                   ARTICLE IV.

                                  CAPITAL STOCK

     Section 1. AUTHORIZED SHARES. The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares of voting Common Stock of $0 par value each.

     Section 2. PREEMPTIVE RIGHTS DENIED. No shareholder shall have any preemptive right to acquire any additional unissued or treasury shares of the Corporation of any class now or hereafter authorized or held.

     Section 3. CUMULATIVE VOTING DENIED. Shareholders of the Corporation shall not have the right to accumulate their votes at any election of directors. At each such election of directors, each shareholder shall be entitled to vote in person or by proxy the number of shares

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owned by him in the election of each director for whose election he has a right to vote.

     Section 4. IDENTICAL RIGHTS EXCEPT FOR VOTING. All shares of stock of the Corporation shall be common stock of the Corporation and, shall have identical rights for all purposes.

                                   ARTICLE V.

                  INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

     The Corporation will not commence business until it has received for the issuance of its shares consideration of a value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE VI.

                       INITIAL REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the Corporation is 7311 OLD GALVESTON ROAD, SUITE 110, HOUSTON, TEXAS 77034. The name of the initial registered agent of the Corporation at such address is LARRY ELLIOTT.

                                  ARTICLES VII.

                           INITIAL BOARD OF DIRECTORS

     The number of directors shall from time to time be fixed by the Bylaws of the Corporation. The number of directors constituting the initial Board of Directors is five (5). Directors need not be residents of the State of Texas or shareholders of the Corporation. The name and address of the person who is elected to serve as director until the first annual meeting of the shareholders, or until his successor shall have been duly elected and qualified, unless they shall sooner die, resign or be removed, in accordance with the Bylaws of the Corporation, are as follows:

            NAME                         ADDRESS

   Larry Elliott                       7311 Old Galveston Road, Suite 110
                                       Houston, Texas 77034

   Pat Elliott                         7311 Old Galveston Road, Suite 110
                                       Houston, Texas 77034

   Mark Elliot                         7311 Old Galveston Road, Suite 110
                                       Houston, Texas 77034

   Sid McCarra                         7311 Old Galveston Road, Suite 110
                                       Houston, Texas 77034

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   Cary McCarra                        7311 Old Galveston Road, Suite 110
                                       Houston, Texas 77034

                                  ARTICLE VIII.

                                 INDEMNIFICATION

      The Corporation shall indemnify its current or former directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all expenses, liabilities or other matters to the fullest extent permitted by the TBCA. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any Bylaws, agreements, vote of shareholders or disinterested directors, or otherwise, both as to actions taken in their official capacity and as to actions taken in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation shall have the power to enter into agreements providing for indemnification by the Corporation of current or former officers, directors, general partners, employees and agents or any other person of or who served any predecessor corporation, partnership, joint venture, trust or other enterprise from and against any and all expenses, liabilities or other matters.

                                   ARTICLE IX.

                        LIMITATION OF DIRECTOR LIABILITY

     To the greatest extent permitted by applicable law in effect from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director except for liability for: (i) a breach of a director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act relating to an unlawful stock repurchase or payment of a dividend.

                                   ARTICLE X.

                              CONFLICT OF INTEREST

      No contract or other transaction between the Corporation and any other corporation shall be affected by the fact that one (1) or more of the Directors or officers of this Corporation is interested in or is a director or officer of such other corporation, and any Director or officer individually may be a party to or may be interested in any contract or transaction of this Corporation. No contract or transaction of this Corporation with any person or persons, firm or association shall be affected by the fact that any Director or officer of this Corporation is

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party to or interested in such contract or transaction, or in any way connected with such person or persons, firm or association, provided that the interest in any such contract or other transaction shall be authorized or ratified by the vote of a sufficient number of Directors of the Corporation not so interested. In the absence of fraud, no Director or officer having such adverse interest shall be liable to the Corporation or to any Shareholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such Director or officer be accountable for any gains or profits realized thereon. In any case described in this Article X, any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such contract or transaction.

                                   ARTICLE XI.

                      SHAREHOLDER AUTHORIZATION OR APPROVAL

      Any action of the Corporation which, under the provisions of the TBCA or any other applicable law, is required to be authorized or approved by the holders of any specified fraction which is in excess of one-half or any specified percentage which is in excess of fifty percent (50%) of the outstanding shares (or of any class or series thereof) of the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than fifty percent (50%) of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the foregoing provisions of this
Article XI shall be applicable to any required shareholder authorization or approval of: (a) any amendment to these articles of incorporation; (b) any plan or merger, share exchange, or reorganization involving the Corporation; (c) any sale, lease exchange, or other disposition of all, or substantially all, of the property and assets of the Corporation; and (d) any voluntary dissolution of the Corporation.

                                  ARTICLE XII.

                              SHAREHOLDER MEETINGS

     Any action which may be taken, or which is required by law or the Articles of Incorporation or Bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken. shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE XIII.

                                  INCORPORATOR

     The name and address of the incorporator of the Corporation is as follows:

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            NAME                                 ADDRESS

            David E. Hammer               3040 Post Oak Blvd., Suite 1040
                                          Houston, Texas 77056

     IN WITNESS WHEREOF, the undersigned, being the incorporator designated in
Article XIII, executes these Articles of Incorporation and certifies to the trust of the facts stated therein this 2nd day of February 1996.


                                         INCORPORATOR:

                                         /s/ DAVID E. HAMMER
                                             DAVID E. HAMMER

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